UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported by CKE Restaurants, Inc. (the "Company") on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2007, the rights to purchase shares of the Company's Series A Junior Participating Preferred Stock (the "Rights Shares"), which accompanied shares of the Company's common stock and which were granted pursuant to the Rights Agreement between the Company and Mellon Investor Services, LLC, dated October 10, 2005 (the "Rights Agreement"), expired pursuant to the terms of the Rights Agreement on December 31, 2006. In connection therewith, on February 20, 2007, the Company filed a Certificate of Elimination of Series A Junior Participating Preferred Stock (the "Certificate of Elimination") with the Delaware Secretary of State to eliminate the Rights Shares created by the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock (the "Certificate of Designation") filed with the Delaware Secretary of State on October 11, 2005. The Certificate of Elimination became effective on February 20, 2007. No Rights Shares were or will be issued under the Certificate of Designation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Certificate of Elimination of Series A Junior Participating Preferred Stock of CKE Restaurants, Inc., filed with the Delaware Secretary of State on February 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

February 26, 2007	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of CKE Restaurants, Inc., filed with the Delaware Secretary of State on February 20, 2007.